UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2025, MIRA Pharmaceuticals, Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) with SKNY Pharmaceuticals, Inc. (“SKNY”), a privately held Delaware corporation, to acquire SKNY through a stock exchange transaction (the “Acquisition”). The acquisition will bring SKNY-1, a novel oral drug candidate targeting weight loss and smoking cessation—two of the leading causes of preventable death—into MIRA’s development pipeline. As part of the agreement, SKNY will provide a $5 million capital infusion in cash or cash equivalents, further strengthening MIRA’s financial position and supporting future growth initiatives.

SKNY holds exclusive rights to its compounds in the United States, Canada, and Mexico. Under the terms of the LOI, SKNY will merge into the Company through a stock exchange, with each outstanding share of SKNY’s common stock being exchanged for shares of MIRA’s common stock. The exact exchange ratio will be determined by an independent third-party valuation firm (the “Independent Valuator”) based on the relative values of both companies. The completion of the Acquisition is contingent upon the Independent Valuator determining that SKNY’s valuation is at least equal to or greater than that of the Company. The Acquisition will be subject to shareholder approval of both companies.

Both parties have agreed to a 90-day mutual due diligence period, during which they will work in good faith to negotiate and execute a definitive stock purchase agreement and any related transaction documents. Upon completion of the Acquisition, all of SKNY’s assets, including its drug candidates, will become wholly owned by MIRA, further expanding the Company’s development pipeline.

The foregoing description of the Letter of Intent is qualified in its entirety by the full text of the Letter of Intent, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Binding Letter of Intent by and between MIRA Pharmaceuticals, Inc., and SKNY Pharmaceuticals, Inc. dated March 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: March 24, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer